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                                                                    EXHIBIT 23.5

INDEPENDENT AUDITORS' CONSENT

To Telesp Celular Participacoes S.A.:


We consent to the inclusion in this Amendment No. 1 to the Registration Statement of Telesp Celular Participacoes S.A.("TCP") on Form F-4 and in the related prospectus contained in the Form F-4 of our report dated June 18, 2003 on the financial statements of TCP as of December 31, 2001 and 2002 and for the three years in the period ended December 31, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph related to the differences between accounting practices adopted in Brazil and the United States of America) and to the reference to us under the headings (1) "Part Eight: Legal and Regulatory Matters - Experts", (2) "Annex A - Information Derived from TCP's Annual Report on Form 20-F for the fiscal year ended December 31, 2002 - Presentation of Financial Information" and (3) "Annex A - Information Derived from TCP's Annual Report on Form 20-F for the fiscal year ended December 31, 2002 - Item 3.A. Selected Financial Information" in the prospectus, which is part of the Form F-4.

/s/ Deloitte Touche Tohmatsu
Sao Paulo, Brazil
December 16, 2003